Where Food Comes From, Inc. 8-K

Exhibit 99.2

WHERE FOOD COMES FROM, INC.

2017 Second Quarter Conference Call Script

Call date: Thursday, August 3, 2017

Call time: 10:00 a.m. Mountain Time

Executives

Jay Pfeiffer – Investor Relations

John Saunders – Chairman and Chief Executive Officer

Analysts

Ian Cassel – MicroCap Club

Terry Thompson – Private Investor

Operator

Good morning and welcome to the Where Food Comes From 2017 second quarter earnings call.

During the course of this call we will be making forward-looking statements based on current expectations, estimates and projections that are subject to risk. Statements about future revenue, expenses, profitability, cash, growth strategy, new customer wins, business opportunities, market acceptance of our products and services, and potential acquisitions are forward looking statements. Listeners should not place undue reliance on these statements as there are many factors that could cause actual results to differ materially from our forward-looking statements. We encourage you to review our publicly filed documents as well as our news releases and website for more information about the Company. Today we will also be discussing EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles. We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. It is the Company’s policy not to provide specific guidance with respect to future revenue and earnings expectations or new customer wins.

I will now turn the call over to John Saunders, chairman and chief executive officer.

John Saunders

Good morning and thanks for joining us.

Today we were pleased to announce another quarter of profitable growth.

  Second quarter revenue increased 25% year over year to $3.5 million from $2.8 million. Six-month revenue grew 25% as well – to $6.6 million from $5.2 million year over year.
  Our growth continues to strike a nice balance between organic and M&A, and I’ll talk more about that in just a moment.

  We operated profitably in both the three- and six-month periods, although our level of profitability was lower year over year due primarily to administrative costs associated with the SureHarvest acquisition, an increase in headcount, and our move into larger office facilities – the latter two being necessary to support the current and anticipated growth of our business.
  We continued to generate solid cash flow from operations and our balance sheet remains in very good shape.
  Overall, we’re very pleased with our financial performance and believe we’re well positioned to continue these trends.

The organic growth we’re achieving is attributable to a few things: First and foremost is the relentless consumer demand for more information on how and by whom food is produced. As I’ve said before, this is truly a consumer mega-trend that shows no signs of slowing. Second, the breadth of our solutions portfolio gives us the ability to bundle verifications to save producers time and money and minimize the hassles associated with on-site audits. Our unique bundling capability represents a distinct competitive advantage that enables us to win new customers and improve gross margins in our verification business. The third contributor to organic growth has been the recent re-opening of China to U.S. beef exports. In the second quarter U.S. beef producers resumed shipments to China that had been banned since 2003.

Our business opportunity as it relates to the China re-opening is very large, and we are just beginning to scratch the surface. China is the world’s second largest and fastest growing consumer of beef. Their growing middle class – which is now estimated to be the size of the entire U.S. population – is where the demand for beef is and that’s what our beef industry is targeting. To date, other countries have been filling that demand, but U.S. beef is widely regarded as the highest quality and most desirable in the world, and we think Chinese demand for our beef products will only grow.

The buzz about China at cattle auctions in recent months has been incredible, and it’s been a great advertisement for our IMI Global verification business. You’ll recall that when Japan relaxed their beef import requirements back in 2013, many cattle producers stopped investing in source verifications. Interestingly, those producers who continued to use us for source and age verifications were rewarded by being first in line for exporting their beef to China and capturing those price premiums. Those producers who canceled source and age audits after Japan’s action and did not prepare for the China re-opening will now have to wait until next year to commence shipments. And remember, source and age verifications require RFID tags, which is a nice, high-margin business for us that should grow in line with verification revenue.

An interesting nuance of the China’s import regulations is that while they are only requiring source and age, they will also test for hormones and block the import of any beef containing banned substances. What that means for us is that producers planning on exporting to China will be inclined to contract for our Non-hormone Treated Cattle and/or Natural verifications to guard against having their shipments rejected. And once again this is where our bundling advantage comes in.

On the M&A front, we closed on a small but very interesting acquisition in the second quarter – A Bee Organic, a USDA Accredited Certification Agency that specializes in National Organic Program verifications and has approximately 125 active customers ranging from the U.S. to Europe, the Middle East and Asia. A Bee’s varied solutions capabilities illustrate just how wide-ranging and diversified the verification industry has become and why we’re so excited about our prospects for sustainable, long-term growth. A Bee provides traditional verification services for in-ground crops such as avocados, greens and fruits, and for livestock such as cattle and poultry. But they also provide organic verifications for more exotic applications such as beekeepers in Eastern Europe and Asia who want to qualify for NOP labeling in Western markets; for emerging hydroponic and aquaponic crop applications; and for various handlers of commodities ranging from coffee and herbal blends to like to makers of organic body products such as hand creams, lotions and bug repellents. All these new areas are additive to our industry-leading solutions portfolio and further differentiate us from our competition.

Meanwhile, the SureHarvest acquisition continues to integrate nicely into our business and is everything we thought it would be. We’re starting to see some results from our cross-selling activities and hope to have something to share with you along those lines in coming quarters. If you haven’t already done so, you might take a look at SureHarvest’s website at sureharvest.com. They’re adding new customers and really raising the bar in the area of sustainability and farming MIS, where they’ve become a recognized industry leader. Next week SureHarvest’s CEO Jeff Dlott will be a featured panelist at the 2017 Global Sustainability Summit in Nashville, which is the year’s premier event for the food retail and consumer packaged goods sectors.

In closing, we’re pleased with our year-to-date financial performance and looking forward to a good second have of 2017.

And with that I’ll open the call to questions….operator, please go ahead.

Question-and-Answer Session

Operator

[Operator Instructions]. Our first question comes from David Morgan, a private investor. Please proceed with your question.

David Morgan

I've a question -- what impact if any of the Amazon purchasing Whole Foods as far as your business is concerned?

John Saunders

Good question. We have spent quite a bit of time of looking at that acquisition and as you all know we've had a long term very, very productive and mutually beneficial relationship with the Whole Foods and every indication that we've got thus far is that their intentions are to expand what footprint Whole Foods currently has and whether that's going to be in a physical retail location or I think what would be obvious, and hopefully I'm not saying anything that nobody on this call hasn’t thought but move into the home delivery market and to utilize the supplier system that Whole Foods has built and quite honestly from our perspective is one of the most valuable assets that Whole Foods has and it's key to our relationship with them. So we're at this point very positive and bullish on the relationship. We haven't got a great amount of detail but we're looking forward to that.

David Morgan

Okay. And as far as the main management, you got with that Whole Foods, are they still going to be there as a part of the relationship with Amazon or do they replace them as far as the upper management goes with Whole Foods?

John Saunders

Yes, we have no indication that there's been any transition or any people leaving that we've been dealing with so again we're positive in that way.

David Morgan

Really tight relationship, really positive relationship with upper management with key people there. So as far as we know that still hasn’t changed.

John Saunders

Correct.

Operator

Our next question comes from Galileo Russell with HyperChange TV. Please proceed with your question.

Galileo Russell

I recall at the time of the SureHarvest acquisition you guys mentioned it would add about 1.7 million in recurring revenue and it looks like it's trending a little bit under that through the first half of the year. So I was wondering if you could just give a little more color on what you expect from SureHarvest in the second half of the year?

Dannette Henning

You know we were looking through -- when we do our due diligence of SureHarvest and kind of looking at the historical trending, SureHarvest tends to have a very solid third and fourth quarter. So we're still on track right now to achieve those revenue goals, they got a lot working positively towards slowdown [ph] and we often had [indiscernible] lot of their contracts -- they are done with the growers association and so a lot of them are renewing in the third quarter and fourth quarter and so we're seeing those renew as well.

There is also some unearned revenue that was on the SureHarvest audited financial statements for 2016 that any acquisition was part of those liabilities that were assumed, so you're not seeing that in the 2017 numbers and that number was about 200,000 for the year.

Operator

[Operator Instructions]. Our next question comes from Ian Cassel with MicroCapClub. Please proceed with your question.

Ian Cassel

My question is on SureHarvest, I think you mentioned previously in the last call about how you're focusing on integrating there MIS platform across your other kind of companies or subsidiaries and food groups. I was wondering how that is going?

Leann Saunders

There is a lot of activity on that front, a lot of cross selling going on. Takes a long time obviously for those sales channels to become fruitful but we're very positive making at this point making a lot of introduction and SureHarvest has few individuals that are very focused on and just a lot is very focused on the cross selling as it is a business development individual [indiscernible] and they've been putting a lot of time into really cross selling or getting ready to go to the sustainability summit which where it comes from is a I'm sponsor and we're right in front of kind of the retail food service group there together. So it's going to be a good opportunity for us in the next couple weeks.

Ian Cassel

Okay, just kind of sticking with us Leann on sustainability, is there any update on McDonald's in the sustainable beef project?

Leann Saunders

Yes. So McDonald continues to be a huge supporter of the regional round tables around the world and so what happening right now is just development of those infrastructures. So where it comes from continues to be a member of the Canadian roundtable for sustainable beef and participating in kind of building out that structure with them and McDonald fits on all those committee and it's very supportive of that and it's same with the U.S. round table for sustainable beef McDonald's is very engaged and very supportive of all those efforts but it is supporting kind of the greater industries in building regional structures for sustainability. So movement, it's slow but there's movement on all fronts regarding sustainability.

Ian Cassel

Okay. One last question maybe for you John, when you look at the M&A opportunities for the company I think we focus mostly and obviously on domestic opportunities and attacking other food groups and bringing them into the Where Food Comes From family. I'm just curious if you have looked or are you looking at potential acquisitions that are more international in scope since I know verification is not only used in the U.S. but other places around the world.

John Saunders

Yes. Good question Ian and then I'm going to have a question for you after I'm done with my answer. The international aspects of what we're doing I think have become even more prevalent with some of the issues that you probably have seen going on with a major beef supplier in both the U.S. and in Brazil and as a result of that I think it continues to highlight an opportunity for Where Food Comes From to expand internationally but as I've said in the past I think we're getting to the point where we're ready for it, have we evaluated those opportunities? Yes we evaluate then all the time and there is several that at any time we're looking at that are both here obviously but also international.

So we're doing that on an ongoing basis. Are we closer than we were a couple years ago to being to explore international opportunities? Most definitely.

Ian Cassel

Okay. And when you look at the domestic opportunity in the United States I mean how many opportunities are there to kind of continue to do what you're doing on the M&A side?

John Saunders

Hard to quantify and it's regions specific and obviously species in commodity specific. I think just if you were to think of my bandwidth and we've got a relatively small M&A team that works on these deals for us to really evaluate probably more than a half dozen at any time is difficult. So if you want to use that as a gauge that's probably a good way to look at what we're ongoing and those half dozen or 10 are always changing obviously as we complete acquisitions and maybe there's other reasons that opportunities don't come to fruition but you know it's definitely a good use of our time and it's something that keeps us pretty busy.

Ian Cassel

Okay. And this is the third time I said last question, but this will be my last question. It seems like over the last five years you've kind of build a company and you've integrated all these other companies into yours to form kind of a platform and in a lot of ways you're doing a lot of the hard work and I think a lot of people like the fact that obviously things are third party verified and it's not just by a piece of technology but it's by human being, I think that's something that the people actually like even though obviously the everything is technology driven but I'm curious like in the future are you looking at today, you kind of have the hard work behind the scenes that you are doing and how often do you evaluate? I guess what I'm trying to say is I feel like there's a piece here then that is kind of more consumer facing like how do you bring all this data that you're capturing and then bring it more front facing to the consumer either through an interactive portal or something like that and I was just wondering where you kind of see it heading over the next five years?

John Saunders

Well I think great question, and Leann sitting here I think as you talked about the work that's going on behind the scenes what's important to understand for you guys is that we've completed seven acquisitions now I think over the last five years and we've ramped up significantly here with our preparations for China and what we see going on with the non-GMO project and with organic that I would say since we started having these calls, I'm trying to think of our current head count or full time headcount but it's pushing to 80 or 90 full time employees that we've got and that number requires that we've got a very diverse five group, they're scattered across the country for a lot of different reasons and we continue to have daily interactions with our divisions mostly Leann and looking at how we can continue to optimize our efficiencies, but that is very, very difficult work.

As we've looked at keeping our options open and looking at consumers and how we're going to get out in front of them. My question just to give you a little time to think about it was you all have hopefully seen our -- first edition of the Where Food Comes From magazine that is a bucket [ph] or the representation of what I see the forward facing version of Where Food Comes From being. Now however we decide to deliver that through partnerships or through new technology or other ways that we're able to get in front of the consumer. I think what's important for this group to understand and you guys listening is that hopefully you've all got the magazine and if you haven't I apologize, we will send you some. The stories and the people in there and really that integration of not only the stories that how those people work with Where Food Comes From and it's very -- the one thing you can that’s important about the magazine that is that from cover to cover every single story, every single producer, every single product in there is something that Where Food Comes From touches and that is the bread and that's the real special part of Where Food Comes From that has been very difficult for us to articulate and what's so exciting for me is that we finally have it and how we deliver that, we're I think you know again we're going to look at new technology whatever we can do new opportunities, new relationships with our retail and our food service partners but that is the message that we're trying to get out in front of people, all the while continuing to do the busy work that is what's so critical here.

I'll also tell you that since we have been a public company I don't think we've ever had a more efficient more positive, more fully functioning team that we've got right now at all levels, at all divisions and we've got the last five people that we brought into the company are the shining stars where they came from and come with these glowing references.

So we're becoming a juggernaut here of a really good positive energy so it's pretty exciting time.

Ian Cassel

Okay. Thank you.

John Saunders

Yes, so the question is what you think of the magazine?

Ian Cassel

No, I enjoyed it I thought it made a lot of sense for you to do it and I think you explained it better than I can on why it's important, that everything that you showcase is something that you touch. So I think it's good.

Operator

Our next question comes from Terry Thompson, a Private Investor.

Terry Thompson

Congratulations on another great quarter and the magazine, I'm very, very impressed with it, really well put together. I think that's a great idea for marketing.

Quite an initiative maybe premature but I'm curious has there been any direct contact between Amazon and Where Food Comes From since the announcement of them acquiring Whole Foods?

Leann Saunders

Yes, we're actually scheduled to meet with the team that's coming out to one of our customer locations here in the very near term.

Terry Thompson

Okay. Will there be updates on that meeting for us stockholders' by any chance?

Leann Saunders

I doubt we will be able to make much of that meeting public at this point, Terry.

Terry Thompson

Sure. That's understandable. Well I was very, very excited every quarter since I've got involved with Where Food Comes From has been exciting but this last quarter especially. Thank you very much and onward and upward.

John Saunders

Thanks, Terry.

Operator

Ladies and gentlemen we have reached the end of the question and answer session. I would like to turn the call back to John Saunders for closing comments.

John Saunders

Well I guess it all comes [ph] my closing comments a minute ago. I really appreciate you all joining the call again today and we will talk to you soon.

Operator

This concludes today's conference. You may disconnect your lines at this time and we thank you for your participation.